SCHEDULE 14A
                         (RULE 14A-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                    -----------------------

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / / Preliminary Proxy Statement
      / / Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
      /X/ Definitive Proxy Statement
      / / Definitive Additional Materials
      / / Soliciting Material Pursuant to Section240.14a-12

                        HOMASOTE COMPANY
  -----------------------------------------------------------
        (Name of Registrant as Specified In Its Charter

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.
     (1)  Title of each class of securities to which transaction applies:
          ------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          ------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          -------------------------------------------------------------
     4.   Proposed maximum aggregate value of transaction:
          -------------------------------------------------------------
     5.   Total fee paid:
          ------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by     Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          -------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          ---------------------------------------------------
     (3)  Filing Party:
          ---------------------------------------------------
     (4)  Date Filed:
          ----------------------------------------------------
                        HOMASOTE COMPANY
                 LOWER FERRY ROAD, PO BOX 7240
                     WEST TRENTON, NJ 08628

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          May 3, 2001


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Homasote Company will be held at the Office of the Company, Lower Ferry Road, Trenton, New
Jersey, on Thursday, May 3, 2001, at 11:00 a.m. for the following purposes:

     1. To elect ten directors to hold office for one year and until their successors shall be elected and shall qualify, and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the provisions of the Bylaws, the Board of Directors has fixed the close of business on March 14, 2001, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

                              By Order of the Board of Directors

                              IRENE T. GRAHAM, CPS
                              Secretary
Trenton, New Jersey
April 4, 2001

     Whether or not you expect to be present at the meeting, please Sign the accompanying proxy and return it promptly in the enclosed self-addressed envelope, which requires no postage if mailed in the United states, so that your shares may be represented at the meeting.
















                           PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Homasote Company of Proxies to be voted at the Annual Meeting of Stockholders of Homasote Company (the "Company") to be held May 3, 2001.

     The Company's Annual Report for the year ended December 31, 2000, Notice of Meeting, and a form of Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by voting in person at the meeting, by filing a later dated proxy with Irene T. Graham, Secretary, Homasote Company, P.O. Box 7240, West Trenton, New Jersey 08628-0240 or by giving written notice of such revocation to the Secretary of the Company.

     The mailing address of the Company is P.O. Box 7240, West
Trenton, New Jersey 08628-0240.  It is anticipated that the Proxy
Statement and accompanying Proxy will first be sent to the Stockholders on or about April 4, 2001.


           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of March 14, 2001, the Company had 348,799 shares of outstanding common stock, 20 cents par value, which constitutes all of the outstanding voting securities of the Company. Only holders of common stock of record at the close of business on March 14, 2001, will be entitled to one vote per share on all business of the meeting. Abstentions and any shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether the approval of stockholders has been obtained with respect to any such matter and thus will have the effect of a vote to "Withhold" in the election of directors.


















     The following table sets forth certain information as of March
14, 2001, with respect to the only persons known to the Company who beneficially owned more than 5% of the Company's voting securities.
                          Shares of Common Stock       Percent
Name and Address of      of the Company Beneficially    of
Beneficial Owner         Owned Directly or Indirectly  Class


Irving Flicker                30,132                     8.64
  860 Lower Ferry Road
  Trenton, NJ 08628

Warren L. Flicker             60,282                    17.28
  14 Pond View Lane
  Titusville, NJ 08560

Michael R. Flicker, Esquire   56,092                    16.08
  120-B Santa Margarita Ave.
  Menlo Park, CA 94025

Estate of Shanley E. Flicker  18,000                     5.16
  18 Edgewood Road
  Yardley, PA 19067

                        ELECTION OF DIRECTORS

     The Company currently has nine Directors (Shanley E. Flicker deceased, November 4, 2000) who were elected for one-year terms and serve until their respective successors are duly elected and qualified. Unless marked to the contrary, it is intended that votes will be cast pursuant to the Proxies hereby solicited for the election of the ten nominees listed in the table below to serve until the Company's Annual Meeting in 2002 and until their respective successors are duly elected and qualified. With the exception of Peter McElvogue, each of the nominees listed below is currently a Director of the Company, having been elected to serve as a Director at the Company's Annual Meeting in 2000. Directors will be elected by a plurality vote. The Management is informed that all of the nominees are willing to serve as Directors, but if at the time of election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, the Proxies will be voted for such substituted nominee or nominees as may be designated by the Board of Directors. The following table sets forth certain information with respect to
the Directors and Officers (and nominee for Director).   Except as
otherwise provided, each of the following executive officers of the Company has served in his present capacity or capacities for more than the past five years.


                  NOMINEES FOR ELECTION AS DIRECTORS

                                       Shares of Common Stock
                                       of the Company
                                       Beneficially Owned
                        Year           Directly or       Percent
Name and Principal      Became         Indirectly as of   of
Occupation              Director  Age  March 24, 2000    Class


Joseph A. Bronsard       1995     67      1,100           0.32
 Executive Vice
 President 1995-present;
 Plant Manager, Homasote
 Company, 1983-2000

Irving Flicker(1,2)      1960     86     30,132           8.64
 Chairman Emeritus,2000;
 Chairman of the Board,
 1972-2000; Chief
 Executive Officer,
 Homasote Company, 1979-
 1999

Michael R. Flicker(2)    1983     60     56,092          16.08
 Attorney-at-Law
 Flicker & Kerin,
 Attorneys at Law,
 Menlo Park, CA, 1990-
 present; Private
 practice of law,
 1969-present

Warren L. Flicker(1,2)   1974     57     60,282          17.28
 Chairman and Chief
 Executive Officer,
 2000-present;
 President and Chief
 Operating Officer,1995-
 2000; Executive Vice
 President, Homasote
 Company, 1979-1994

Irene T. Graham, CPS     2000     79      2,000           0.57
 Corporate Secretary,
 2000; Retired, Former
 Corporate Secretary
 and member of the
 Board of Directors,
 Homasote Company,
 1985-1994
Peter J. McElvogue      ----      38        100           0.03
 President, Homasote
 Company, June 2000-
 Present; President,
 MMI, manufacturers'
 representative firm,
 Bensalem, PA, 1992-
 June 2000; Building
 Product Manager,
 Homasote Company,
 1986-1991

Peter N. Outerbridge(3)  1960     72      1,363           0.39
 Chairman of the Board,
 Chelston Management
 Ltd., a provider of
 investment holding and
 management services,
 St. John's,
 Newfoundland, Canada,
 1996-present

James M. Reiser, C.P.A.  1999     58      2,242           0.64
 Vice President & Chief
 Financial Officer,
 Homasote Company, March
 1999-Present; Controller,
 Trenton Alloy
 Fabricating, Inc., a
 metal fabricator,
 Trenton, NJ, 1996-1999;
 Financial Consultant,
 Tumi Luggage, a
 manufacturer and
 distributor of luggage
 products, Middlesex, NJ,
 1995-1996; Controller,
 York Luggage Co., a
 manufacturer and distributor
 of luggage products
 Lambertville, NJ 1977-1995.

Charles A. Sabino,       1998     61      7,671           2.20
 C.P.A., J.D. Tax
 Consultant, Self-
 Employed present;
 Managing Partner,
 KPMG Peat Marwick LLP,
 Princeton, NJ 1967-1997,
 Certified Public
 Accountants for
 the Company


Norman Sharlin           1998     59      2,000           0.57
 President and
 Chief Operating
 Officer, Sharlin
 Lite Corporation of
 America, distributor
 of lighting products,
 Ewing Twp., NJ,
 1978-present

All directors and officers as a         162,982          46.73
 group (10) including those named
 above

(1)  Warren L. Flicker is the son of Irving Flicker.
(2) Michael R. Flicker is the son of Irving Flicker and brother of Warren L. Flicker.
(3) From 1988 to 1993, Mr. Outerbridge served as Chairman of the Board of Harvey & Co., a construction equipment and truck distributor, and as Director of Harvey Travel Ltd., a travel agency, in St. John's Newfoundland, Canada. Mr. Outerbridge is presently a Director of Newtel Enterprises Ltd., St. John's, Newfoundland, Canada.






























                          OTHER INFORMATION

  The Board of Directors held four meetings in 2000. With the exception of Michael R. Flicker who attended 25% of the meetings, and Shanley Flicker (deceased November 4, 2000) and Peter Outerbridge, who attended 50% of the meetings, all of the Directors attended 100% of the meetings. The Directors who are not employees of the Company are each compensated with a retainer fee of $4,000 and, in addition, $500 per Board meeting attended. Directors who are employees of the Company are each compensated with a retainer fee of $1,000, but are not separately compensated for attendance at Board meetings.

  Irving Flicker, Warren L. Flicker, and James M. Reiser are
Trustees of The Homasote Foundation, a non-profit corporation which distributes payments made by the Company for charitable and educational purposes. The Homasote Foundation owns 1,052 shares of the common stock of the Company.

  The Company does not have a standing Nominating or Compensation
Committee or any standing committees performing similar functions. The functions customarily performed by such committees are considered the responsibility of the Board of Directors as a whole.


                REVIEW OF AUDITED FINANCIAL STATEMENTS

     The Board of Directors of the Company has established an Audit Committee, the primary functions of which are to assist the Board in fulfilling its responsibility to (i) oversee management's conduct of the Company's financial reporting process, (ii) assist the Board in carrying out its fiduciary duties, and (iii) provide a channel of communication between the Board and the Company's outside auditor. A copy of the Charter of the Audit Committee, which was adopted by the Audit Committee on December 1, 2000, is attached to this Proxy Statement as Appendix A.

     Since the beginning of 2000, the Audit Committee has done the following: (1) reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 (the "Audited Financial Statements") with management of the Company, (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplementd, and
(3) received the written disclosure and the letter from the independent accountants of the Company required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     Based on the review and discussions referred to in items (1) through (3) above, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.
     Peter N. Outerbridge, Charles A. Sabino and Norman Sharlin, Directors of the Company, are the members of the Company's Audit Committee, which held one meeting during 2000. Mr. Sabino serves as Chairman of the Audit Committee.

     All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the NASD's listing standards, as such Rule may be modified or supplemented.


                           AUDIT FEES

     The aggregate fees billed or to be billed for professional services rendered by KPMG LLP were approximately $65,500 for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year:

          Audit Fees                         $65,500
          Financial Information Systems
          Design and Implementation Fees     $   0
          All Other Fees                     $   0



                        EXECUTIVE COMPENSATION

  Compensation for the Company's executive officers is the responsibility of the Board of Directors. Each executive officer's salary is based on his specific responsibilities, overall performance, and employment contract when applicable. The Board also periodically awards discretionary bonuses to executive officers. The bonuses are based upon the performance of the individual executive and the financial results of the Company.

  The following table sets forth certain information with regard to compensation awarded to, earned by, or paid by the Company in each of the Company's last three fiscal years to (i) the Chief Executive Officer of the Company, and (ii) the three highest compensated executive officers of the Company (other than the Company's Chief Executive Officer) who were serving as executive officers of the Company at December 31, 2000.












                      SUMMARY COMPENSATION TABLE
                         ANNUAL COMPENSATION

                                        Other Annual  All Other
Name and Principal    Year Salary  Bonus Compen.(1,2) Compen.(3,6)
Position                   ($)    ($)      ($)         ($)
                                  C>

Warren L. Flicker(4)  2000 200,000 40,000   1,000      424
President and Chief   1999 150,000   ---    1,000      127
Operating Officer     1998 150,060   ---    1,000      185

Peter J. McElvogue(5) 2000  67,500  3,000    ----      584
President

Joseph A. Bronsard    2000 90,000  13,500   1,000    1,866
Exec. V. President    1999 80,958   ---     1,000      923
and Plant Manager     1998 81,018   ---     1,000      922

James M. Reiser       2000 90,000  13,500   1,000      799
Vice President and    1999 66,667   ---     1,000       94
Chief Financial Officer

(1) The incremental cost to the company of perquisites and other personal benefits did not for any year exceed 10% of any named executive's total annual salary and bonus.

(2)  Fees paid for service as Directors.

(3) Amounts for 2000 represent (i) Company contributions to its Savings Plan on behalf of James M. Reiser ($375), and Joseph
     A. Bronsard ($800); (ii) amounts paid by the Company for life insurance on Joseph A. Bronsard ($1066),Warren L. Flicker ($424), Peter J. McElvogue ($584) and James M. Reiser ($424).

(4) The Company has an employment contract with Warren L. Flicker dated and effective as of May 7, 1999, providing for his continued employment in a full-time capacity until May 6, 2009, at an annual salary of $200,000, adjusted biennially for changes in the Consumer Price Index (as defined), with the right to receive such additional executive compensation as may be granted by the Board of Directors of the Company and its subsidiary. Warren L. Flicker voluntarily deferred the effective date of his increase in salary under such employment contract until January 1, 2000, in order to improve results of operations of the Company for 1999.

(5) The Company has an employment contract with Peter J. McElvogue dated and effective as of July 1, 2000, providing for his continued employment in a full-time capacity until June 30, 2010, at an annual salary rate in 2000 of $135,000, increasing to $150,000 in 2001 and adjusted biennially thereafter for changes in the Consumer Price Index (as defined), with the right to receive such additional executive compensation as may be granted by the Board of Directors of the Company and its subsidiary.
(6) The Company instituted a Supplemental Retirement Plan effective January 1, 1978, for certain key employees. Payment is based on "average annual earnings," which is defined as the average basic earnings in the five calendar years out of the ten calendar years of employment prior to the employee's retirement for which the employee received the highest earnings. As of this date, the Plan is unfunded.




FIVE YEAR AVERAGE  ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
ANNUAL EARNINGS     PRIOR TO REDUCTION FOR SOCIAL SECURITY BENEFITS

          10 Years  15 Years      20 Years   30 Years 40 Years


$ 50,000  $12,500   $ 18,750      $ 25,000   $ 25,000 $ 25,000
 100,000   25,000     37,500        50,000     50,000   50,000
 150,000   37,500     56,250        75,000     75,000   75,000
 200,000   50,000     75,000       100,000    100,000  100,000
 250,000   62,500     93,750       125,000    125,000  125,000
 300,000   75,000    112,500       150,000    150,000  150,000
 350,000   87,500    131,250       175,000    175,000  175,000

     The current years of credited service of the individuals set forth in the table above are:
        Warren L. Flicker,35 and Joseph A. Bronsard, 32.

     In November 1975, the Board of Directors adopted a Savings Plan effective April 1, 1976, in which all employees are eligible to participate. Under the Savings Plan, each employee may contribute up to 15% of his or her total monetary compensation, limited to a maximum of $10,500. The Savings Plan provides for contributions by the Company of 25% of the first 4% or fraction thereof contributed by each participating employee. Effective November 1, 2000, the Company amended and restated the Savings Plan in its entirety to convert the Savings Plan to a plan that qualifies and meets the requirements under Section 401(k) of the Internal Revenue Code. Additionally, as of such date, the Company appointed Vanguard Fiduciary Trust Company, Inc. as trustee of the Savings Plan, with funds of the Savings Plan to be transferred and invested in those mutual funds of the Vanguard Group selected by the Company's Savings Plan Administrative Committee and as designated by the participating employee.




                        FIVE-YEAR COMPARISONS

PERFORMANCE GRAPH

The following graph compares for the five years ended December 31, 2000, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Lipper Small Company Index and with the cumulative total return on the Russell 2000 Index. The graph assumes that $100 was invested on December 31, 1995 in each of the Company's Common Stock, the Lipper Small Company Index and the Russell 2000 Index and that all dividends were reinvested.


            INFORMATION CONCERNING THE COMPANY'S AUDITORS

  The Board of Directors has selected KPMG LLP as the auditors for the Company for the fiscal year ending December 31, 2001. KPMG LLP acted as the Company's independent accountants for the fiscal year ended December 31, 2000. A member of the firm of KPMG LLP is expected to be present at the meeting and, if present, will have an opportunity to make a statement if he/she desires to do so and to respond to appropriate questions.


                            OTHER BUSINESS

  The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. However, if any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgement of the persons acting as Proxies.


                        STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Annual Meeting in 2002 must be received by the Company at its executive offices (please address to the attention of Irene T. Graham, Secretary), P.O. Box 7240, West Trenton, New Jersey 08628-0240, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by December 5, 2001. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the Proxy Rules of the Securities and Exchange Commission.







                  EXPENSE OF SOLICITATION OF PROXIES

  The cost of this solicitation of Proxies will be borne by the Company. The proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone or facsimile. The Company reimburses banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

  A copy of the Company's Annual Report on Form 10-K including the financial statements and schedules thereto is available, without charge, on written request directed to Irene T. Graham, Secretary, Homasote Company, P.O. Box 7240, West Trenton, New Jersey
08628-0240.

               By Order of the Board of Directors

               IRENE T. GRAHAM, CPS
               Secretary

April 4, 2001
































                  AS ADOPTED DECEMBER 1, 2000


                        HOMASOTE COMPANY


                            CHARTER
                             OF THE
                        AUDIT COMMITTEE
                             OF THE
                       BOARD OF DIRECTORS



                            PURPOSE

     The primary purpose of the Audit Committee is to assist the Board of Directors ("Board") of Homasote Company (the "Corporation") in fulfilling its responsibility to (i) oversee Management's conduct of the Corporation's financial reporting process, (ii) assist the Board in carrying out its fiduciary duties, and (iii) provide a channel of communication between the Board and the Corporation's outside auditor.


                   COMPOSITION AND OPERATIONS

     The Audit Committee shall be comprised of not less than three
(3) members of the Board, who shall meet independence and experience requirements set forth below. The Audit Committee shall operate as set forth below:

     Not less than two (2) of the members of the Audit Committee will be directors who are independent within the meaning of Rule 4200(a)(14), as may be modified or supplemented (the "Rule"), of the listing standards of the National Association of Securities Dealers, Inc. (the "NASD Standards"), who, in the opinion of the Board, have no relationship to the Corporation that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director; and who are financially literate or become financially literate within a reasonable period of time after their appointment to the Audit Committee.

     Notwithstanding the immediately preceding sentence, not more than one (1) member of the Audit Committee may be a director who is not independent as defined in the Rule and is not then a current employee or an immediate family member of such employee, if the Board, under exceptional and limited circumstances, as provided in Rule 4310(c)(26)(B)(ii) or Rule 4460(d)(2)(B) of the NASD Standards, determines that membership on the Audit Committee by the individual is required by the best interests of the corporation and its shareholders, and the Board, discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.
     In addition, at least one (1) member of the Audit Committee who is independent within the meaning of the Rule shall have past employment experience in finance or accounting, the requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their respective successors shall have been duly elected and qualified. Unless a Chair is designated by the Board, the members of the Audit Committee may elect a Chair by majority vote.

     The Audit Committee shall meet at least four times annually or more frequently as circumstances dictate. The Audit Committee may invite Management, the outside auditor, and others to attend meetings.

     The Audit Committee shall review and assess the adequacy of this Charter on an annual basis and recommend proposed changes to the Board for approval.


                  RESPONSIBILITIES AND DUTIES

     The Audit Committee's job is one of oversight, and it recognizes that the Corporation's Management is responsible for preparing the Corporation's financial statements and that the outside auditor is responsible for auditing those financial statements. The Audit Committee recognizes that the Corporation's financial management, as well as the outside auditor, have more time, knowledge and detailed information on the Corporation than do the Audit Committee members. Consequently, in carrying its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

     The Audit Committee further recognizes that the outside auditor is accountable to the Board and to the Audit Committee.

     The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight responsibilities. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances:

     Based upon the Audit Committee's discussions with Management and outside auditors, as well as the Audit Committee's reading of the Corporation's financial statements and Form 10-K, the Audit Committee will recommend that the financial statements be included in the annual report and Form 10-K.

     As a whole, or through the Audit Committee Chair, the Audit Committee shall review, prior to the Corporation's filing of the Form 10-Q, and discuss with Management and the outside auditor, the Corporation's interim financial results to be included in the Corporation's quarterly reports to be filed with the SEC.

     The Audit Committee shall discuss with Management and the outside auditor the quality of the Corporation's accounting policies. Additionally, the Audit Committee shall discuss with Management and the outside auditor the impact of opinions of the Financial Accounting Standards Board, releases of the SEC, and any other accounting pronouncements that might have an effect on the Corporation's financial statements.

     The Audit Committee shall:

          request from the outside auditor annually, a formal written statement delineating all relationships between the outside auditor and the Corporation, consistent with Independence Standards Board Standard Number 1;

          discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence;

          recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence; and

          annually review the scope of the audit and non-audit services to be performed by the independent accountants.

     The Audit Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to nominate for approval by the full Board and ratification by the shareholders (if the Board determines to submit ratification of the auditors to the shareholders) to evaluate and, where appropriate, replace the outside auditor.

     The Audit Committee shall report to the Board on the results of the Audit Committee's activities. The Audit Committee shall annually prepare a report to the shareholders as required by the SEC.

     The Audit Committee shall, from time to time, review the adequacy of Management's disclosure of information to the Board.

     The Audit Committee shall periodically review with counsel to the Corporation, the Corporation's compliance with local, state and federal laws and regulations issued by state and federal agencies.

     The Audit Committee shall annually review the Corporation's pension and profit sharing fund managers' performance, foreign exchange risk management activities, and risk management and insurance coverage programs.